EXHIBIT 32.1

I, Timothy S. Durham, the Chairman and Chief Executive Officer of Obsidian Enterprises, Inc., certify that (i) Amendment No. 1 to the Annual Report on Form 10-K for the year ended October 31, 2005, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Obsidian Enterprises, Inc. as of the dates and for the periods set forth therein.

/s/ Timothy S. Durham
Timothy S. Durham
Chairman and Chief Executive Officer
March 17, 2006

I, Rick D. Snow, the Executive Vice President and Chief Financial Officer of Obsidian Enterprises, Inc., certify that (i) Amendment No. 1 to the Annual Report on Form 10-K for the year ended October 31, 2005, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Obsidian Enterprises, Inc. as of the dates and for the periods set forth therein.

/s/ Rick D. Snow
Rick D. Snow
Executive Vice President/Chief Financial Officer
March 17, 2006